UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 11, 2011

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HEARTLAND EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-15087	93-0926999
(State of other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

901 NORTH KANSAS AVE, NORTH LIBERTY, IA	52317
(Address of Principal Executive Offices)	(Zip Code)

(319) 626-3600
Registrant's Telephone Number (including area code):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matter to a Vote of Security Holders

This Current Report on Form 8-K supplements the Company's Form 8-K filed with the Commission on May 10, 2011, which Form 8-K reported the voting results of the Company's 2011 Annual Meeting of Shareholders held on May 5, 2011. At the Company's 2011 Annual Meeting of Shareholders held on May 5, 2011, shareholders voted on, among other matters, a proposal on the frequency of future shareholder advisory votes regarding compensation awarded to named executive officers (commonly referred to as the "say on pay" vote). As previously reported by the Company, the frequency of once every three years received the highest number of votes cast, as well as a majority of the votes cast on the proposal. Based on these results, the Company's board of directors has determined that the Company will conduct future shareholder advisory votes regarding compensation awarded to its named executive officers once every three years. The next required shareholder advisory vote on the frequency of future shareholder advisory votes regarding compensation awarded to named executive officers will be conducted at the Company's 2014 Annual Meeting of Shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.

HEARTLAND EXPRESS, INC.

Date:	July 11, 2011	By: /s/ John P. Cosaert
John P. Cosaert
Executive Vice President - Finance,
Chief Financial Officer and Treasurer